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                                                                    EXHIBIT 99.1

          AGREEMENT REGARDING DISCLOSURE OF LONG-TERM DEBT INSTRUMENTS

         In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership")has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.


                                             AIMCO PROPERTIES, L.P.

                                             By: AIMCO-GP, INC.

                                             By: /s/ PETER KOMPANIEZ
                                                ---------------------------
                                                 Peter Kompaniez
                                                 President